UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The disclosure following each of the headings “Adjusted EBITDA”, “Cash Taxes and Cash Interest” and “Note Regarding Presentation of Non-GAAP Financial Measure” in Item 7.01 below is incorporated by reference herein in its entirety.

Item 7.01	Regulation FD Disclosure.

Refinancing Plan

On September 7, 2010, Visant Holding Corp. (“Holding”) and Visant Corporation (“Visant”) jointly issued a press release announcing that (1) Holding plans to commence cash tender offers and consent solicitations to purchase for cash any and all of its outstanding 10.25% Senior Discount Notes due 2013 (the “10.25% Notes”) and its outstanding 8.75% Senior Notes due 2013 (the “8.75% Notes”), (2) Visant plans to commence a cash tender offer and consent solicitation to purchase for cash any and all of its outstanding 7.625% Senior Subordinated Notes due 2012 (the “7.625% Notes” and together with the 10.25% Notes and the 8.75% Notes, the “Existing Notes”) and (3) Visant plans to issue an expected $750.0 million aggregate principal amount of senior notes due 2017 (the “New Notes”) in a private placement. In conjunction with the closing of the New Notes offering, (1) Holding expects to consummate its cash tender offers and consent solicitations with respect to the 10.25% Notes and 8.75% Notes, (2) Visant expects to consummate its cash tender offer and consent solicitation with respect to the 7.625% Notes and (3) Visant expects to terminate its existing senior secured credit facilities and enter into new senior secured credit facilities consisting of an expected $1,250.0 million term loan facility and an expected $175.0 million revolving credit facility.

Visant intends to use the net proceeds from the New Notes offering, together with borrowings under the new senior secured credit facilities, to (1) repay the existing senior secured credit facilities, (2) fund the tender offers, (3) make dividend and dividend-equivalent payments to Holding’s common stockholders and optionholders and (4) pay fees and expenses incurred in connection with the foregoing. Any proceeds from the New Notes offering not used to repay such existing senior secured credit facilities, fund the tender offers, make dividend and dividend-equivalent payments or pay related fees and expenses will be used to repay any of Visant’s or Holding’s Existing Notes that are not tendered in the tender offers in compliance with the terms of the indentures governing the Existing Notes, which Visant and Holding intend to redeem after the completion of the tender offers. Visant expects to consummate the refinancing plan by the end of September 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Adjusted EBITDA

In its Current Report on Form 8-K furnished on August 11, 2010, Visant presented Adjusted EBITDA for the second quarter and six months ended each of July 3, 2010 and July 4, 2009, reflecting non-recurring costs incurred in connection with Visant’s defense and prosecution of previously disclosed legal proceedings with each of the U.S. Customs and Border Protection and Herff Jones and related parties and recent actions taken to resolve such matters.

Adjusted EBITDA reflecting such non-recurring costs for each fiscal quarter of 2009, the full fiscal year 2009 and the first and second fiscal quarters of 2010, as set forth below, will be presented by Visant to certain lending institutions on or after September 7, 2010.

VISANT CORPORATION AND SUBSIDIARIES

ADJUSTED EBITDA (UNAUDITED)

	2009 - quarter ended				Full Year 2009	2010 - quarter ended
In thousands	April 4	July 4	October 3	January 2		April 3, 2010	July 3, 2010
Adjusted EBITDA
Scholastic	$32,929	$29,626	$(8,769)	$27,437	$81,223	$31,682	$30,834
Memory Book	(5,448)	140,909	23,809	(4,095)	155,175	(5,613)	144,883
Marketing and Publishing Services	22,643	19,099	28,331	23,719	93,792	26,045	23,110

	$50,124	$189,634	$43,371	$47,061	$330,190	$52,114	$198,827

Cash Taxes and Cash Interest

In addition, Holding paid cash taxes of $7.3 million and $5.4 million for the fiscal six months ended July 3, 2010 and July 4, 2009, respectively, and Holding paid cash interest of $53.0 million and $52.7 million for the fiscal six months ended July 3, 2010 and July 4, 2009, respectively.

Note Regarding Presentation of Non-GAAP Financial Measure

“Adjusted EBITDA” is defined as net income plus net interest expense, income taxes, depreciation and amortization, excluding certain non-recurring items. Adjusted EBITDA excludes certain items that are also excluded for purposes of calculating required covenant ratios and compliance under the indentures governing Visant’s and its parent’s, Visant Holding Corp.’s, outstanding notes and Visant’s senior secured credit facilities. As such, Adjusted EBITDA is a material component of these covenants. Non-compliance with the financial ratio maintenance covenants contained in Visant’s senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratios contained in the indentures governing Visant’s and its parent’s notes would prohibit Visant and its restricted subsidiaries from being able to incur additional indebtedness other than pursuant to specified exceptions. Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (GAAP), is not a measure of financial condition or profitability, and should not be considered as an alternative to (a) net income (loss) determined in accordance with GAAP or (b) operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The information presented in this Current Report on Form 8-K should not be considered in isolation from or as a substitute for our historical consolidated financial statements. We present this information because management uses it to monitor and evaluate our ongoing operating results and trends, and the covenants in our debt agreements are tied to these measures. We believe this information provides investors with an understanding of Visant’s operating performance over comparative periods.

A reconciliation of net income to Adjusted EBITDA is presented below.

VISANT CORPORATION AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(UNAUDITED)

	2009 - quarter ended				Full Year 2009	2010 - quarter ended
In thousands	April 4	July 4	October 3	January 2		April 3, 2010	July 3, 2010
Net income	$4,124	$84,450	$828	$1,258	$90,660	$5,403	$92,232
Interest expense, net	14,146	14,410	13,419	13,314	55,289	13,521	13,782
Provision for income taxes	3,496	52,230	(1,306)	1,789	56,209	3,024	54,788
Depreciation and amortization expense	25,194	25,561	25,154	26,636	102,545	26,064	25,592

EBITDA	46,960	176,651	38,095	42,997	304,703	48,012	186,394

Special charges	1,489	10,932	2,395	(330)	14,486	1,466	922
Costs of legal proceedings and associated resolution	388	725	527	754	2,394	746	8,280
(Gain) loss on disposal of fixed assets	(49)	(181)	(223)	(952)	(1,405)	(71)	577
Other (1)	1,336	1,507	2,577	4,592	10,012	1,961	2,654

Adjusted EBITDA	$50,124	$189,634	$43,371	$47,061	$330,190	$52,114	$198,827

(1) - Includes non-recurring charges related to facility consolidations, inventory write-down and other miscellaneous non-recurring costs.

The information disclosed in this Current Report on Form 8-K (except Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Press release issued by Visant Holding Corp. and Visant Corporation regarding a refinancing plan, dated September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION
Date: September 7, 2010
/S/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

Exhibit No.	Exhibit

99.1	Press release issued by Visant Holding Corp. and Visant Corporation regarding a refinancing plan, dated September 7, 2010.